Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 and related prospectus pertaining to the 2006 Equity Incentive Plan of Jazz Technologies, Inc. of our report dated February 20, 2007, with respect to the consolidated financial statements of Jazz Semiconductor, Inc. included in the Jazz Technologies, Inc. Form 8-K filed on February 23, 2007 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orange County, California
May 15, 2007